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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1989 Stock Plan of Biosite Diagnostics Incorporated and the 1996 Stock Incentive Plan of Biosite Diagnostics Incorporated of our report dated February 18, 1997, with respect to the financial statements of Biosite Diagnostics Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1996 as filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP


San Diego, California
May 5, 1997